UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IMPINJ, INC.

(Name of Registrant as Specified In Its Charter)

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ADDITIONAL INFORMATION REGARDING

THE ANNUAL MEETING OF STOCKHOLDERS OF IMPINJ, INC.

TO BE HELD ON JUNE 10, 2020

On April 29, 2020, Impinj, Inc. (“Impinj”) filed a definitive proxy statement with the Securities and Exchange Commission regarding its 2020 annual meeting of stockholders to be held on Wednesday, June 10, 2020 at 9:00 a.m. Pacific Time via live webcast (the “Annual Meeting”).

On April 29, 2020, Impinj also issued a press release announcing that Impinj may not be able to mail the notices of Internet availability of proxy materials (the “Notices”) relating to the Annual Meeting to all of its stockholders on or before May 1, 2020, the 40th calendar day before the Annual Meeting, due to COVID-19-related reductions in operating capacity at the third-party facility printing and mailing the Notices. The press release is being filed herewith as definitive additional soliciting material.

The press release should be read in conjunction with Impinj’s definitive proxy statement.

Impinj, Inc. Announces Delay in Proxy Material Mailing due to COVID-19 Pandemic

SEATTLE, April 29, 2020 – Impinj, Inc. (“Impinj”) (NASDAQ: PI), a leading provider and pioneer of RAIN RFID solutions, today announced that Impinj may not be able to mail the notices of Internet availability of proxy materials (the “Notices”) relating to Impinj’s 2020 annual meeting of stockholders (the “Annual Meeting”) to all of its stockholders on or before May 1, 2020, the 40th calendar day before the Annual Meeting, due to COVID-19-related reductions in operating capacity at the third-party facility printing and mailing the Notices.

Impinj intends to rely on guidance from the staff of the Securities and Exchange Commission issued on April 7, 2020 and, acting pursuant to such guidance, expects to complete the mailing of the Notices to Impinj’s stockholders no later than May 8, 2020.

The Annual Meeting will be held on June 10, 2020, 9:00 a.m. Pacific Time via live webcast, accessible at https://web.lumiagm.com/253024847 (password: PI2020).

About Impinj

Impinj (NASDAQ: PI) helps businesses and people analyze, optimize, and innovate by wirelessly connecting billions of everyday things — such as apparel, automobile parts, luggage, and shipments — to the Internet. The Impinj platform uses RAIN RFID to deliver timely data about these everyday things to business and consumer applications, enabling a boundless Internet of Things. www.impinj.com

For more information, contact:

Investor Relations

+1-206-315-4470

ir@impinj.com

Media Relations Jill West

Sr. Director, Marketing & Communications

+1 206-834-1110

jwest@impinj.com

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WWW.IMPINJ.COM

400 Fairview Ave N, Ste 1200 \ Seattle, WA 98109 \ +1.206.517.5300